UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 28, 2014
Commercial Metals Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4304	75-0725338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(214) 689-4300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2014, Commercial Metals Company (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the fourth quarter ended August 31, 2014. A copy of the Press Release is attached hereto as Exhibit 99.1. The Press Release is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.

The information in this Item 2.02 of Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 28, 2014, the board of directors (the “Board”) of the Company, pursuant to applicable provisions of the Company’s Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, voted to increase the size of the Board from 11 persons to 12 persons. In addition, the Board appointed Charles L. Szews to fill the newly created vacancy on the Board and to serve as a Class III director of the Company, effective as of October 28, 2014. As such, Mr. Szews will stand for re-election at the Company’s 2016 annual meeting of stockholders. The Board appointed Szews to serve on the Audit Committee of the Board.
Since January 2011, Mr. Szews has served as Chief Executive Officer of Oshkosh Corporation, a company that designs, manufactures and markets specialty vehicles and vehicle bodies worldwide (“Oshkosh”). Prior to becoming Chief Executive Officer, Mr. Szews served in various capacities at Oshkosh, including as President and Chief Operating Officer from 2007 to 2011 and as Executive Vice President and Chief Financial Officer from 1997 to 2007. Mr. Szews has served as a director of Oshkosh since 2007.
As compensation for his service on the Board, Mr. Szews will receive the Company’s standard compensation for non-employee directors. There are no arrangements or understandings between Mr. Szews and any other persons pursuant to which Mr. Szews was named a director of the Company. Mr. Szews does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Szews does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 8.01 Other Events.
On October 28, 2014, the Company announced that the Board authorized a new share repurchase program, under which the Company may repurchase up to $100 million of the Company’s outstanding common stock. Under the new share repurchase program, the Company may repurchase shares from time to time in open market transactions or in privately-negotiated transactions in accordance with applicable federal securities laws. This new program replaces the Company’s existing share repurchase program, which the Board terminated in connection with the approval of the new program.
A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are being furnished, or filed, as applicable, as part of this Current Report on Form 8-K.
99.1    Press Release issued by Commercial Metals Company on October 29, 2014.

99.2    Press Release issued by Commercial Metals Company on October 28, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: October 29, 2014	By: /s/ Barbara R. Smith
Name: Barbara R. Smith
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description of Exhibit

99.1	Press Release issued by Commercial Metals Company on October 29, 2014

99.2	Press Release issued by Commercial Metals Company on October 28, 2014.